Exhibit 99.9

ERA GROUP INC. ATTN CORPORATE SECRETARY 945 BUNKER HILL RD., SUITE 650 HOUSTON, TEXAS 77024
VOTE BY INTERNET
Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.  Vote by             Central Time on                      , 2020.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to

You may attend the meeting via the Internet and vote during the meeting.  Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE
Use any touch-tone telephone to call the toll-free number                   in the United States or          from foreign countries to transmit your voting instructions. Vote by               Central Time on              , 2020.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ERA GROUP INC.
The Board of Directors recommends you vote FOR the following.	For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 3, 4, 5, 6 and 7.	For	Against	Abstain
1.      To approve the issuance of shares of Era Group Inc. (“Era”) Common Stock as contemplated by the Agreement and Plan of Merger among Era, Ruby Redux Merger Sub, Inc. (Merger Sub), and Bristow Group Inc. (“Bristow”), pursuant to which Merger Sub will merge with and into Bristow, with Bristow continuing as the surviving corporation and a direct wholly owned subsidiary of Era (the “Merger”).

The Board of Directors recommends you vote FOR the following:
	☐	☐	☐	3. To approve the proposed amendment to the Certificate of Incorporation of Era effecting an increase in the number of authorized shares of Era Common Stock.	☐	☐	☐
4.     To approve the proposed amendment to the Certificate of Incorporation of Era, that would effect, when and if determined by the Era Board prior to the Effective Time a reverse stock split of Era Common Stock prior to the Effective Time at a ratio of one share for every three shares outstanding.
					☐	☐	☐
2. Election of Directors				5. To ratify the selection of Grant Thornton LLP, as the independent registered public accounting firm for the period of time before the consummation of the Merger.	☐	☐	☐
Nominees:	For	Against	Abstain	6. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
1a. Christopher S. Bradshaw	☐	☐	☐
7.     To adjourn or postpone the Era annual meeting if there are insufficient votes to approve proposal 1, 3 or 4 at the time of the Era annual meeting to allow Era to solicit additional proxies in favor of any of such proposals.

					☐	☐	☐
1b. Charles Fabrikant	☐	☐	☐
1c. Anna Fairbanks	☐	☐	☐
1d. Christopher P. Papouras	☐	☐	☐
1e. Yueping Sun	☐	☐	☐
1f. Steven Webster	☐	☐	☐

Please sign exactly as you name(s), appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

______________________________________________________ Signature [PLEASE SIGN WITHIN BOX] Date				______________________________________________________ Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ERA GROUP INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
                  , 2020              Central Time

The undersigned hereby appoints CHRISTOPHER BRADSHAW and CRYSTAL GORDON, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock of ERA GROUP INC. which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of Era Group Inc. and at any adjournments or postponements thereof, on the proposals set forth on the reverse side, and in their discretion, upon any other business that may properly come before the meeting (and any postponement(s)) or adjournment(s). The meeting will be held via live webcast on the internet at                                   , on             , 2020, at                , Central Time.  The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and revokes any and all proxies heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed hereon, if no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.